As filed with the U.S. Securities and Exchange Commission on January 16, 2026

Registration No. 333-[     ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

APTORUM GROUP LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

17 Hanover Square

London W1S 1BN, United Kingdom

+44 20 80929299

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ian Huen

Chief Executive Officer and Executive Director

17 Hanover Square

London W1S 1BN, United Kingdom

+44 20 80929299

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Taubman, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Tel: (917) 512-0827

Fax: 212.202.6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company defined in Rule 405 of the Securities Act of 1933:

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $75,000,000 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the registrant’s registration on Form F-3 (File No. 333-268873) which was initially filed with the Securities and Exchange Commission on December 19, 2022 and declared effective on January 19, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $19,592. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6), and the updated amount of new securities to be registered on this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-268873) (the “Prior Registration Statement”) that is scheduled to expire on January 19, 2026, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(5) under the Securities Act, by filing this registration statement, the Company may continue to issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement or (ii) 180 days after January 19, 2026. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

This registration statement contains a base prospectus for the purpose of implementing a “shelf” registration process. The base prospectus immediately follows this explanatory note and covers the offering, issuance and sale by us of up to $75,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, subscriptions rights, and/or units. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2026

PROSPECTUS

APTORUM GROUP LIMITED

$75,000,000

Class A Ordinary Shares, Preferred Shares,

Warrants, Units and Debt Securities

54,054 Class A Ordinary Shares underlying Warrants

We may, from time to time in one or more offerings, offer and sell up to $75,000,000 in the aggregate of Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-calendar month period so long as the aggregate market value of our outstanding Ordinary Shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of January 15, 2026, was approximately US$7.55 million, which was calculated based on 5,495,470 Class A Ordinary Shares and Class B Ordinary Shares held by non-affiliates as of January 15, 2026, and a per share price of US$1.62, which was the closing price of our Class A Ordinary Shares on Nasdaq on November 19, 2025. During the 12 calendar months prior to and including the date of this prospectus, we have sold $5,070,000 worth of securities in a public primary offering pursuant to General Instruction I.B.5 of Form F-3.

In this Form F-3, we are also registering for resale our Class A Ordinary Shares underlying 54,054 selling shareholder warrants identified below (the “Resale Shares”). On December 19, 2022, we filed with the SEC a registration statement on Form F-3 (File No. 333-268873) utilizing a shelf registration process (the “Shelf F-3”) relating to the securities described in the prospectus supplements dated May 3, 2023 and May 8, 2023 (the “At the Market Supplement”), the prospectus supplement dated January 2, 2025, (the “January SPA Supplement”) and the prospectus supplement dated October 10, 2025 (the “October SPA,” together with the At The Market Supplement and January SPA Supplement, the “Prospectus Supplements”), which registration statement was declared effective on January 19, 2023 (the “2023 F-3”). Under this shelf registration process, we are initially entitled to, from time to time, sell up to $75 million in the aggregate of Class A Ordinary Shares, preferred shares, warrants, units, and debt securities. Following the sales made pursuant to the Prospectus Supplements, we may sell up to approximately $75,000,000 worth of Class A Ordinary Shares in this offering.

The 2023 F-3 expires on January 19, 2026 and therefore, we are filing this registration statement as a new shelf registration statement, on Form F-3, with unsold securities and fees paid under the “expiring” registration statement rolled over herein.

This prospectus also relates to the resale, by the selling shareholders identified in this prospectus, of up to 54,054 Class A Ordinary Shares underlying outstanding warrants (the “Selling Shareholder Warrants”) that remain outstanding from the Warrant Supplement. The selling shareholders are identified in the table commencing on page 33. We will not receive any proceeds from the exercise of the Selling Shareholder Warrants. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the Class A Ordinary Shares, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as or by a combination of such methods of sale. See “Selling Shareholders Plan of Distribution”.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “APM.” On January 14, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $1.06 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 13 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Aptorum,” “we,” “us,” “our,” “the Company” or similar words refer to Aptorum Group Limited, together with our subsidiaries.

COMMONLY USED DEFINED TERMS

●	“505(b)(2) Application” refers to an application for which one or more of the investigations relied upon by the applicant for approval “were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted” (21 U.S.C. 355(b)(2)).

●	“A*STAR” refers to Agency for Science, Technology and Research.

●	“Acticule” refers to Acticule Life Sciences Limited, an 80% owned subsidiary of Aptorum Group.

●	“AD” refers to Alzheimer’s disease.

●	“Aeneas Group” refers to Aeneas Limited and its subsidiaries. Aeneas Limited is 76.8% owned by Jurchen Investment Corporation. Because Mr. Huen, a director, holds 100% equity interest in Jurchen Investment Corporation, we refer Aeneas Group as a subsidiary of Aptorum Group.

●	“AML” refers to Aptorum Medical Limited, a 90% owned subsidiary of Aptorum Group, as of the date of this proxy statement/prospectus.

●	“Aptorum Class A ordinary shares” refers to Aptorum’s Class A ordinary shares, par value $0.00001 per share.

●	“Aptorum Class B ordinary shares” refers to Aptorum’s Class B ordinary shares, par value $0.00001 per share.

●	“Aptorum ordinary shares” refers to Aptorum Class A ordinary shares and Aptorum Class B ordinary shares

●	“At The Market Offering” or “ATM Offering” refers to the offering and sale of the Company’s Class A Ordinary Shares, offered pursuant to the prospectus supplement and the accompanying prospectus to the registration statement on Form F-3 (File No. 333-268873), in which H.C. Wainwright & Co., LLC (“Wainwright”), acted as the Company’s sales agent in accordance with certain at the market offering agreement (the “Sales Agreement”), dated as of March 26, 2021, by and between the Company and Wainwright.

●	“Bond” refers to the $15,000,000 convertible bond the Company originally issued to Peace Range Limited in the Bond Offering, but which has since been repurchased by one of the Company’s wholly owned subsidiaries, Aptorum Investment Holding Limited, pursuant to that certain Bond Repurchase Agreement dated April 24, 2019 between the Company, Peace Range Limited and Aptorum Investment Holding Limited, and which has matured and been redeemed on October 25, 2019.

●	“Bond Offering” refers to the Company’s private offering of the Bond that closed on April 25, 2018.

●	“CAP” refers to College of Clinical Pathology (CAP) accredited laboratory

●	“cGCP” refers to Current Good Clinical Practice as adopted by the applicable regulatory authority.

●	“cGLP” refers to Current Good Laboratory Practice as adopted by the applicable regulatory authority.

●	“cGMP” refers to Current Good Manufacturing Practice as adopted by the applicable regulatory authority.

●	“CLIA” refers to Clinical Laboratory Improvement Amendments.

●	“Company,” “we” and “us” and “our” refer to Aptorum Group Limited, currently a Cayman Islands exempted company with limited liability whose principal place of business is in Hong Kong, but which will be a company incorporated in Delaware after the Domestication.

●	“CMC” refers to chemical, manufacturing and control.

●	“Covar” refers to Covar Pharmaceuticals Incorporated, a contract research organization engaged by the Company.

●	“CROs” refers to contract research organizations.

●	“CTA” refers to Clinical Trial Application.

●	“EEA” refers to the European Economic Area.

●	“EMA” refers to the European Medicines Agency.

●	“EMEA” refers to Europe, the Middle East and Africa.

●	“EPO” refers to the European Patent Organization or the European Patent Office operated by it.

●	“European Patent” refers to patents issuable by the EPO.

●	“EU” refers to the European Union.

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

●	“FDA” refers to U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Federal Food, Drug and Cosmetic Act.

●	“Fiscal year” refers to the period from January 1 of each calendar year to December 31 of the same calendar year.

●	“HKD” refers to Hong Kong Dollars.

●	“Hong Kong” or “H.K.” refers to Hong Kong Special Administrative Region of the People’s Republic of China.

●	“IND” refers to Investigational New Drugs.

●	“IP” refers to intellectual property.

●	“IPO” or “Offering” means the initial public offering by the Company of 76,142 Class A ordinary shares consummated on December 17, 2018.

●	“IVD” refers to an in vitro diagnostic.

●	“Jurchen” refers to Jurchen Investment Corporation, a company wholly-owned by our Chief Executive Officer and director, Ian Huen, and a holding company of Aptorum Group.

●	“Laboratory” refers to DiamiR’s laboratory in New Haven, CT, unless otherwise noted.

●	“LDT” refers to lab-developed test. An LDT is an in vitro diagnostic (IVD) test that is designed, manufactured, and performed within a single laboratory. The development of the lab-developed test includes custom assay design and validation of the test system, including accuracy and replicability of the test.

●	“Lead Projects” refers to ALS-4 and SACT-1.

●	“Libra” refers to Libra Sciences Limited, a VIE in which we hold 97.27% economic interest and 31.51% voting power. Libra is incorporated under the laws of the Cayman Islands. We are not deemed as the primary beneficiary of Libra for accounting purposes.

●	“LIMS” refers to Laboratory Information Management System.

●	“Major Patent Jurisdictions” refers to the United States, member states of the European Patent Organization and the People’s Republic of China.

●	“MCI” refers to Mild Cognitive Impairment.

●	“microRNA” (miRNA) refers to non-coding small nucleic acid molecules.

●	“Nativus” refers to Nativus Life Sciences Limited, a wholly-owned subsidiary of Aptorum Group.

●	“NMPA” refers to China’s National Medical Products Administration and its predecessor, the China Food and Drug Administration.

●	“ND” refers to neurodegenerative diseases.

●	“NDA” refers to a New Drug Application issued by the FDA.

●	“NIH” refers to National Institute of Health.

●	“PD” refers to Parkinson’s disease.

●	“PRC” and “China” refer to the People’s Republic of China.

●	“Registered Direct Offering” means the registered direct offering by the Company of 1,351,350 Class A Ordinary Shares and warrants to purchase up to 1,351,350 Class A Ordinary Share consummated on February 28, 2020.

●	“Resale Shares” refers to the Class A Ordinary Shares underlying the Selling Shareholder Warrants, as such term is herein after defined.

●	“Restructure” refers to the Company’s change from an investment fund with management shares and non-voting participating redeemable preference shares to a holding company with operating subsidiaries, effective as of March 1, 2017.

●	“Registration Statement” refers to the Company’s Registration Statement on Form F-1 (File No. 333-227198) for the sale of up to 3,493,969 Class A Ordinary Shares (including Class A Ordinary Shares underlying certain warrants and a bond, as fully described therein) which initially filed on September 5, 2018 and became effective on December 3, 2018.

●	“Selling Shareholder Warrants” refer to the 54,054 remaining warrants to purchase shares of Class A Ordinary Shares at an adjusted exercise price of $0 per share, issued to the selling shareholder noted herein, pursuant to the offering we conducted in February 2020 pursuant to the prospectus supplement dated February 25, 2020 to the registration statement on Form F-3 (File No. 333-235819) that was declared effective on January 15, 2020. The warrants are exercisable immediately as of the date of issuance and expire seven years from the date of issuance. There will be no trading market for the warrants.

●	“Series A Notes” refers to Series A convertible notes, at a purchase price of $10,000 per note, sold in the Series A Note Offering.

●	“Series A Note Investors” refers to the investors who purchased Series A Notes.

●	“Series A Note Offering” refers to the private offering of Series A Notes, pursuant to Regulation S or Regulation D, as promulgated under the Securities Act that closed on May 15, 2018.

●	“Resale Warrants” refers to the Selling Shareholder Warrants

●	“Restructure” refers to the Company’s change from an investment fund with management shares and non-voting participating redeemable preference shares to a holding company with operating subsidiaries, effective as of March 1, 2017.

●	“R&D” refers to research and development.

●	“R&D Center” refers to an in-house pharmaceutical development center located in Hong Kong Science and Technology Park.

●	“SBIR” refers to Small Business Innovation Research, a funding program administered by the National Institutes of Health.

●	“Securities Exchange Commission,” “SEC,” “Commission” or similar terms refer to the Securities Exchange Commission.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“Scipio” refers to Scipio Life Sciences Limited, originally a consolidated VIE in which we indirectly hold 97.93% economic interest and 35.06% voting power, and Aptorum was regarded as the primary beneficiary of Scipio for accounting purposes. In November 2024, the Group acquired 10,000 Class A ordinary shares and 5,850,000 Class B ordinary shares of Scipio, achieving control over the entity. As a result of this acquisition, Scipio is no longer classified as a VIE under the Group and it became a subsidiary under the Group.

●	“Securities Act” refers to the Securities Act of 1933.

●	“UK” refers to the United Kingdom.

●	“United States,” “U.S.” and “US” refer to the United States of America.

●	“Videns” refers to Videns Incorporation Limited, a wholly-owned subsidiary of Aptorum Group.

●	“VIE” refers to a variable interest entity.

●	“Warrant Supplement” refers the prospectus supplement dated February 25, 2020.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

We are a clinical stage biopharmaceutical company dedicated to the discovery, development and commercialization of therapeutic assets to treat diseases with unmet medical needs, particularly in oncology (including orphan oncology indications) and infectious diseases.

The Company now focuses all of its efforts on R&D and therefore no longer performs any therapeutic services. While the Company may commence therapeutic services in the future, as of December 31, 2024 and the date hereof, it only operates in one segment.

Our goal is to develop a broad range of novel and repurposed therapeutics and diagnostics technology across a wide range of disease/therapeutic areas. Key components of our strategy for achieving this goal include: (for details of our strategy, See “Business Overview — Our Strategy”)

●	Developing therapeutic and diagnostic innovations across a wide range of disease/therapeutic areas;

●	Selectively expanding our portfolio with potential products that may be able to attain orphan drug designation and/or satisfy current unmet medical needs;

●	Collaborating with leading academic institutions and CROs;

●	Expanding our in-house pharmaceutical development center;

●	Leveraging our management’s expertise, experience and commercial networks;

●	Obtaining and leveraging government grants to fund project development.

We have devoted a substantial portion of the proceeds from our offerings, to our Lead Projects. Our Lead Projects are ALS-4 and SACT-1. In March 2023, we announced that we completed the Pre-IND discussions with the US FDA on ALS-4. In March 2023, we also announced the completion of the End of Phase 1 (EOP1) meeting of SACT-1 with the US FDA. The FDA generally agreed with the chemistry-manufacturing-control (CMC) strategy and our proposed clinical development plan for SACT-1 Phase 1/2 trials. The timing and scope of advancing both ALS-4 Phase 2 clinical trials and SACT-1 Phase 1/2 trials will be contingent upon securing appropriate collaborative partnerships and adequate funding resources. The Company is actively seeking strategic collaborators who can provide both financial support and clinical expertise to advance these promising therapeutic programs.

During the second quarter of 2023, the Company made a decision to streamline its operations by terminating clinic services and suspending non-lead R&D projects. This measure is aimed at optimizing the allocation of our resources and focusing our efforts on advancing our lead projects, which hold the most promise for commercial success and beneficial impact. This decision aligns with our commitment to enhance shareholder value and effectively drive our core objectives forward in the competitive landscape.

Prior to March 2017, the Company had pursued passive healthcare related investments in early-stage companies primarily in the United States. However, we have since ceased pursuing further passive investment operations and intend to exit all such portfolio investments over an appropriate timeframe to focus resources on our current business.

Lead Projects

We are operating and managing the development of our drug candidates through various subsidiaries. Each candidate is being researched in a subsidiary with a medical/scientific area of focus related to the drug candidate in development. We refer to these as our “Project Companies” and their products or areas of focus as our Lead Projects (i.e., ALS-4 and SACT-1). The selection of a drug candidate is based on our estimate of the market potential for that candidate, the scientific expertise required to develop it, and our overall corporate strategy, including our ability to commit personnel and future investment to that candidate.

To pursue a number of our current projects, our Project Companies have entered into standard license agreements with various universities and licensing entities customized to the nature of each project. These license agreements largely contain the same terms, as is typically seen in license agreements for an early-stage life science invention; such terms include a worldwide license with licensed field comprising indications in the intended treatment areas, having upfront payments, certain royalty rates, sublicensing royalties, as well as provisions for payments upon occurrence of development and/or regulatory milestones. Under the license agreements, the Project Company must also adhere to certain diligence obligations (which may include specific diligence) and the types of activities or achievements that will satisfy those diligence obligations. Additionally, our Project Company may or may not be required to obtain prior consent from the licensor to sublicense the invention. The license terms of our Lead Projects are discussed in detail below. Although our subsidiary Acticule continues to license the patent for ALS-4 with Versitech (the licensing entity of HKU), neither we nor our subsidiary have any ongoing research or collaboration work with such entities. Accordingly, Versitech is the only active license agreement we have at this time.

Generally speaking, pharmaceutical development consists of preclinical and clinical phases. The preclinical phase can further sub-divided into the following stages:

●	Target Identification & Selection: The target is the naturally existing cellular or modular structure that appears to have an important role in a particular disease pathway and will be targeted by the drug that will subsequently be developed. Target validation techniques for different disease areas can be very different but typically include from in vitro and in silico methods through to the use of whole animal models.

●	Lead Discovery: Following “Target Identification & Selection,” compound screening assays are developed as part of the Lead Discovery. ‘Lead’ molecules can mean slightly different things to different researchers or companies, but in this document, we refer to Lead Discovery as the process of identifying one or more small molecules with the desired activity against the identified targets. Leads can be identified through one or more approaches, which can depend on the target and what, if any, previous knowledge exists.

●	Lead Optimization: In this stage of the drug discovery process, the aim is to produce a preclinical drug candidate by maintaining the desired and favorable properties in the lead compounds, while repairing or reducing deficiencies in their structures. For example, to optimize the chemical structures to improve, among others, efficacy, reduce toxicity, improve metabolism, absorption and pharmacokinetic properties.

●	CTA-Enabling Studies: Includes all the essential studies such as GLP toxicology studies, pharmacology and efficacy, pharmacokinetics, in vitro metabolism, CMC studies, and the data of which are used for CTA submission.

●	IND-Enabling Studies: Includes all the essential studies such as GLP toxicology studies, pharmacology and efficacy, pharmacokinetics, in vitro metabolism, CMC studies, and the data of which are used for IND submission.

●	In vitro validation: At this stage, the efficacy and safety of a drug candidate are assessed at cellular levels.

●	In vivo validation: At this stage, the efficacy, safety and pharmacokinetic of a drug candidate are assessed in animal models.

●	IND Preparation and Submission: Preparation of a package of documents for different sections such as CMC, clinical, nonclinical, etc. and getting them reviewed, approved and final checked and followed by submission to regulatory agencies.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

●	Phase 1. Phase 1 includes the initial introduction of an investigational new drug into humans. These studies are closely monitored and may be conducted in patients but are usually conducted in healthy volunteer subjects. These studies are designed to determine the metabolic and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. During Phase 1, sufficient information about the drug’s pharmacokinetics and pharmacological effects should be obtained to permit the design of well-controlled, scientifically valid, Phase 2 studies. Phase 1 studies also evaluate drug metabolism, structure-activity relationships, and the mechanism of action in humans. These studies also determine which investigational drugs are used as research tools to explore biological phenomena or disease processes. The total number of subjects included in Phase 1 studies varies with the drug, but is generally in the range of twenty to eighty.

●	Phase 2. Phase 2 includes the early controlled clinical studies conducted to obtain some preliminary data on the effectiveness of the drug for a particular indication or indications in patients with the disease or condition. This phase of testing also helps determine the common short-term side effects and risks associated with the drug. Phase 2 studies are typically well-controlled, closely monitored, and conducted in a relatively small number of patients, usually involving several hundred people.

●	Phase 3. Phase 3 studies are expanded controlled and uncontrolled trials. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained in Phase 2, and are intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug. Phase 3 studies are designed to provide an adequate basis for extrapolating the results to the general population and transmitting that information in the physician labeling. Phase 3 studies usually include several hundred to several thousand people. Even if we conclude that the product is safe, the applicable regulator, such as the FDA, may not accept our data; final safety and efficacy are determined by the FDA or an applicable foreign regulator as part of their approval process for the product.

Our non-therapeutics projects can be sub-divided into the following stages:

●	Development and Experimentation: Early development work for proof-of-concept.

●	Product Optimization: The practice of making changes or adjustments to a product to make it more desirable.

●	Clinical Validation: Confirming the performance of a technology using clinical/patient samples.

●	Pre-commercialization preparation: The logistics that need to be accomplished before commercialization.

●	Formulation: Preparation of a marketed dosage form from active ingredients and excipients/additives.

●	Commercialization: The process of introducing a new product or production method into commerce — making it available on the market.

Recent Events

Aptorum Group Limited, a Cayman Islands exempted company with limited liability (“Aptorum”, “APM,” “Aptorum Group” or the “Company”) and DiamiR Biosciences Corp., a Delaware corporation (“DiamiR”), entered into an Agreement and Plan of Merger on July 14, 2025, (the “Merger Agreement”), pursuant to which, among other matters, Aptorum will form a direct, wholly owned subsidiary in the state of Delaware (“Merger Sub”), which will merge with and into DiamR, with DiamiR surviving as a wholly owned subsidiary of Aptorum , and the surviving corporation of the merger with the Merger Sub (the “Merger”). Aptorum following the Merger is referred to herein as the “Combined Company.”

Concurrently with the execution of the Merger Agreement, DiamiR and Aptorum Therapeutics Limited, a wholly owned subsidiary of the Company (“Aptorum Therapeutics”), entered into a management services agreement, pursuant to which, Aptorum Therapeutics shall pay a monthly service fee and reimburse expenses to DiamiR in exchange for the officers and employees of DiamiR providing services to Aptorum Therapeutics to develop a diagnostic test for early detection and monitoring of progression of glioblastoma until the earlier of the closing of the Merger or March 31, 2026. In addition, concurrently with the execution of the Merger Agreement, DiamiR, DiamiR LLC, a wholly owned subsidiary of DiamiR, the Company and Aptorum Therapeutics entered into an intellectual property license agreement (“Licensing Agreement”), pursuant to which DiamiR and DiamiR LLC shall license on a non-exclusive basis their respective intellectual properties to Aptorum Therapeutics in exchange for upfront and periodic payments and royalties until the earlier of the closing of the Merger or March 31, 2026. As the parties continue to work towards satisfying the closing conditions for the Merger, they agreed to extend the original December 31, 2025 termination date of the Merger Agreement and other related agreements to March 31, 2026. The parties signed an amendment to the Management Services Agreement reflecting the extended term (the “Amendment”); the Amendment also increased the monthly Management Service Fee to $105,000 per month.

Immediately prior to the closing of the Merger, Aptorum will transfer by way of continuation to and domesticate as a Delaware corporation (the “Domestication”; the Company immediately following the Domestication and prior to the closing of Merger, “Aptorum Delaware”). In connection with the Domestication, each then issued and outstanding Class A ordinary share of Aptorum will convert automatically, on a one-for-one basis, into a share of common stock of Aptorum Delaware, and each then issued and outstanding Class B ordinary share of Aptorum will convert automatically into a share of common stock of Aptorum Delaware and a share of non-voting and non-convertible Series A preferred stock of Aptorum Delaware.

At the effective time of the Merger (the “Effective Time”), each then-outstanding share of DiamiR’s common stock, other than dissenting shares, will be converted into a number of shares of Aptorum Delaware common stock equal to the Conversion Ratio described in more detail in the section titled “The Merger Agreement-Conversion Ratio” (the “Conversion Ratio”). Immediately following the closing of the Merger, stockholders of DiamiR and existing Aptorum shareholders will own approximately 70% and 30%, respectively, of the outstanding shares of the Combined Company.

About DiamiR

DiamiR was incorporated in Delaware on June 16, 2014, and primarily operates through its wholly owned subsidiary, DiamiR, LLC, which was incorporated as a limited liability company in Delaware on September 17, 2009. DiamiR is a molecular diagnostics company focused on developing and commercializing minimally invasive tests for early detection and monitoring of neurodegenerative diseases, such as mild cognitive impairment and Alzheimer’s disease, rare neurodevelopmental diseases, such as Rett syndrome, other brain health disorders, and cancer. The proprietary platform technology developed at DiamiR and protected by over 50 issued patents is based on quantitative analysis of organ-enriched microRNAs detectable in blood plasma. In addition to blood-based microRNA panels, as part of its biopharma services DiamiR‘s CLIA/CAP-certified laboratory offers protein and genetic biomarker analyses for screening, patient stratification, disease and treatment monitoring.

Merger Consideration

At the Effective Time, each then-outstanding share of DiamiR’s common stock, other than dissenting shares, will be converted into a number of shares of Aptorum Delaware common stock, to the extent that, immediately following the closing of the Merger, stockholders of DiamiR and existing Aptorum’s shareholders will own approximately 70% and 30%, respectively, of the outstanding shares of the Combined Company.

Representations and Warranties in the Merger Agreement

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, the following as applicable to each party: (i) due authorization; (ii) no conflicts; (iii) governmental authorities and consents; (iv) capitalization; (v) financial statements and absence of changes; (vi) undisclosed liabilities; (vii) litigation and proceedings; (viii) compliance with laws; (ix) contracts and no defaults; (x) labor matters; (xi) tax matters; (xii) real property; (xiii) intellectual property, privacy and data security; (xiv) brokers’ fees; (xv) related party transactions; (xvi) information supplied; (xvii) insurance; (xviii) U.S. business; and (xix) absence of a material adverse effect.

Covenants in the Merger Agreement

Each of Aptorum and DiamiR has agreed to certain covenants in the Merger Agreement governing the conduct of its respective business between the date of the Merger Agreement and the Closing or the earlier termination of the Merger Agreement. In general, from the date of the Merger Agreement until the earlier of the Closing and the termination of the Merger Agreement, except as required by applicable law, as set forth in the Merger Agreement or other transaction documents, each party must and must cause each of its subsidiaries to conduct its business in the ordinary course of business in all material respects.

In addition, except as otherwise specifically contemplated by the Merger Agreement, disclosure schedules, or other transaction documents, as may be required by law, or unless the otherwise consented by Aptorum in writing, DiamiR must not and must cause each of its subsidiaries not to:

●	amend its Certificate of Incorporation or other organizational documents, except in the case of any of DiamiR‘s subsidiaries only (excluding DiamiR itself), any such amendment which is not material to the business of DiamiR and its subsidiaries, taken as a whole;

●	liquidate, dissolve, reorganize or otherwise wind-up its business and operations, or propose or adopt a plan of complete or partial liquidation or dissolution, restructuring, recapitalization, reclassification or similar change in capitalization or other reorganization;

●	issue or grant any options, warrants or other rights to purchase or obtain any equity securities of DiamiR or any of its subsidiaries;

●	sell, assign, transfer, convey, lease, license, grant other rights under, abandon, allow to lapse or expire, fail to maintain, subject to or grant any Lien (other than Permitted Liens (as defined in the Merger Agreement included hereto as Exhibit 2.1)) on, or otherwise dispose of, any material assets, rights or properties (including material intellectual property), in each case in an amount exceeding US$3,000,000 and other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of inventory, tangible assets or equipment deemed by DiamiR in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of licenses of intellectual property in the ordinary course of business, (iv) as already contracted by DiamiR or any of its subsidiaries, (v) disclosure of any confidential information of DiamiR and its subsidiaries to any person pursuant to valid and enforceable agreements to protect confidentiality, or (vi) transactions among DiamiR and its subsidiaries or among its subsidiaries;

●	except for entries, modifications, amendments, waivers, or terminations in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under or terminate, any Specified Contract (as defined in the Merger Agreement included hereto as Exhibit 2.1);

●	directly or indirectly, acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or person or division thereof, in each case in an amount exceeding US$3,000,000;

●	settle any action if such settlement would require payment by DiamiR in an amount greater than US$5,000,000;

●	other than in the ordinary course of business, (i) incur, create or assume any Indebtedness (as defined in the Merger Agreement included hereto as Exhibit 2.1) in an amount exceeding US$3,000,000, other than (x) ordinary course trade payables, (y) between DiamiR and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or (z) in connection with borrowings, extensions of credit and other financial accommodations under DiamiR’s and its subsidiaries’ existing credit facilities, notes and other existing Indebtedness as of the date of this Agreement and, in each case, any refinancings thereof, (ii) modify, in any material respect, the terms of any Indebtedness in an amount exceeding US$3,000,000, or (iii) guarantee the obligations of any person for indebtedness for borrowed money in an amount exceeding US$3,000,000;

●	make any loans or advance any money to any person in an amount exceeding US$3,000,000, except for (i) advances in the ordinary course of business to employees, officers or directors of DiamiR or any of its subsidiaries for expenses, (ii) prepayments and deposits paid to suppliers, consultants and contractors of DiamiR or any of its subsidiaries in the ordinary course of business, (iii) trade credit extended to customers of DiamiR or any of its subsidiaries in the ordinary course of business and (iv) advances or other payments among DiamiR and its subsidiaries;

●	make any capital expenditures that in the aggregate exceed US$3,000,000, other than any capital expenditure (or series of related capital expenditures) in the ordinary course of business;

●	make any material change in accounting principles or methods of financial accounting materially affecting the reported consolidated assets, liabilities, or results of operations of DiamiR and its subsidiaries, other than as may be required by applicable accounting standards or applicable Law;

●	make, change or revoke any material Tax election in a manner inconsistent with past practice; change or revoke any material accounting method with respect to Taxes resulting in a material amount of additional Tax or filing of any amended Tax Return which will result in a material amount of additional Tax; file any material Tax Return in a manner inconsistent with past practice which will result in a material amount of additional Tax; settle or compromise any material Tax claim or Tax liability; enter into any material closing agreement with respect to any Tax; or surrender any right to claim a material refund of Taxes; or knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair, or impede the Merger from qualifying for the Intended Tax Treatment (as defined in the Merger Agreement included hereto as Exhibit 2.1), in each case except in the ordinary course of business consistent with its past practice; or

●	enter into any contract that would conflict with the requirement to continue to operate its business in the ordinary course.

In addition, except as otherwise specifically contemplated by the Merger Agreement, disclosure schedules, or other transaction documents, as may be required by law, or unless the otherwise consented by DiamiR in writing, Aptorum must not and must cause each of its subsidiaries not to:

●	change or amend its organizational documents except as expressly contemplated by the Transaction Agreements (as defined in the Merger Agreement included hereto as Exhibit 2.1);

●	(A) declare, set aside, establish a record date for, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise in respect of any outstanding equity securities; (B) except for (i) the conversion of Aptorum Class B Ordinary Shares into Aptorum Class A ordinary Shares that is initiated by shareholder(s) of Aptorum, issue, sell, grant, or offer to issue, sell, grant any equity securities and (ii) the issuance of shares of Aptorum Common Stock following the Domestication issue, sell, grant, or offer to issue, sell, grant any equity securities, provided, however, each of Aptorum and the DiamiR agree to cooperate to raise additional capital of Aptorum through the sale and issuance of equity securities of Aptorum, provided, further however, the parties agree that any such sale of equity securities of Aptorum following the date of the merger agreement shall dilute each of Aptorum and the DiamiR by 30% and 70%, respectively, so that the Conversion Ratio shall be adjusted to reflect such issuances and dilutions as set forth in this provision. Additionally, any issuances of equity securities under this provision requires the affirmative approval in writing be each of DiamiR and Aptorum; (C) split, subdivide, combine, or reclassify any equity securities, or amend any terms of any equity securities; or (D) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity securities;

●	(A) other than the Domestication, fail to maintain its existence or merge, consolidate, combine or amalgamate with any person, (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any equity security in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, limited liability company, joint venture, association or other entity or person or division thereof or (C) effect or commence any liquidation, dissolution, scheme of arrangement, merger, consolidation, amalgamation, restructuring, recapitalization, reorganization, public offering or similar transaction (other than the Transactions (as defined in the Merger Agreement included hereto as Exhibit 2.1));

●	other than the sale or dissolution of subsidiaries of Aptorum, as requested by DiamiR in writing, sell, assign, transfer, convey, lease, license, grant other rights under, abandon, allow to lapse or expire, fail to maintain, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including material intellectual property), and other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of inventory, tangible assets or equipment deemed by the Aptorum in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of licenses of intellectual property in the ordinary course of business, (iv) as already contracted by any Aptorum “Group Company” (as defined in the Merger Agreement included hereto as Exhibit 2.1), (v) disclosure of any confidential information of any Aptorum Group Company (as defined in the Merger Agreement included hereto as Exhibit 2.1) to any person pursuant to valid and enforceable agreements to protect confidentiality, or (vi) transactions within Aptorum Group Companies;

●	authorize, make, or make any commitment with respect to, any capital expenditure, other than any capital expenditure (or series of related capital expenditures) in the ordinary course of business;

●	make any loans, advances in, any other person (including to any of its officers, directors, agents, or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person;

●	make, change, or revoke any material Tax election; change or revoke any material accounting method with respect to Taxes resulting in a material amount of additional Tax or filing of any amended Tax Return; settle or compromise any material Tax claim or Tax liability; file any Tax Return in a manner materially inconsistent with past practice; or surrender any right to claim a material refund of Taxes; or knowingly take any action or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair, or impede the Merger from qualifying for the Intended Tax Treatment, in each case except in the ordinary course of business consistent with its past practice;

●	enter into, renew or amend, in any material aspect, the terms of any transaction or contract with a related party of Aptorum without the Company’s prior written consent;

●	settle any pending or threatened Action;

●	incur, assume, guarantee or otherwise become liable for (whether directly, contingently or otherwise) or modify the terms of any Indebtedness, other than (x) ordinary course trade payables, (y) between Aptorum and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or (z) in connection with borrowings, extensions of credit and other financial accommodations under the Aptorum’s and its subsidiaries’ existing credit facilities, notes and other existing Indebtedness as of the date of this Agreement and, in each case, any refinancings thereof;

●	issue, offer, deliver, grant, sell, transfer, pledge or dispose of, or place any Lien on, or authorize or propose to issue, offer, deliver, grant, sell, transfer, pledge or dispose of, or place any Lien on, any equity securities or any options, warrants or other rights to purchase or obtain any equity securities, in each case other than the creation of any Lien on the Aptorum’s equity securities by any third party that is not a Aptorum Group Company;

●	engage in any transaction, activities or business, or enter into any contract or arrangement, other than transactions, activities, business, contracts or arrangements (A) in connection with or incident or related to its continuing corporate existence, (B) contemplated by, or incident or related to, the merger agreement, any other transaction agreement, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (C) those that are administrative or ministerial, in each case, which are immaterial in nature;

●	change any accounting principles, policies, procedures, or methods (including changes affecting the reported consolidated assets, liabilities, or results of operations) other than as required by applicable accounting standards or applicable Law;

●	other than in the ordinary course of business consistent with past practice, amend, modify, consent to the termination of, or waive any material rights under, any material Aptorum Contract (as defined in the Merger Agreement included hereto as Exhibit 2.1);

●	fail to make in a timely manner any filings or registrations with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

●	engage in the conduct of any new line of business;

●	enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions; or

●	enter into any contract that would conflict with the requirement to continue to operate its business in the ordinary course.

Conditions to Closing of the Merger

The obligations of the parties to consummate the Merger are subject to the satisfaction or (to the extent permitted by applicable law) waiver by each of the parties to the Merger Agreement of the following conditions at or prior to the Closing:

●	the approval of the Domestication Proposal and the completion of the Domestication;

●	the approval of the Nasdaq Stock Issuance Proposal;

●	the conversion of all outstanding convertible debt of Aptorum and of DiamiR;

●	the completion of review by Nasdaq of Aptorum’s listing of additional securities application for the shares to be issued in connection with the Merger, and the continuous listing of Aptorum’s shares on Nasdaq;

●	the declaration by the SEC of the effectiveness of a registration statement on Form S-4 registering the shares of Aptorum Delaware common stock issuable pursuant to the Merger Agreement;

●	the composition of the board of directors of the Combined Company is as agreed between DiamiR and Aptorum and the post-merger officers and directors shall have entered into employment agreements with Aptorum;

●	Aptorum maintaining a certain amount of cash balance and working capital as required at closing; the execution and delivery by each counterparty to the Stockholders Agreement; and

●	the lack of any order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger being in effect, and no applicable law having been enacted, entered, promulgated or enforced by any governmental authority or otherwise being in effect that prohibits or makes illegal the consummation of the Merger.

In addition, Aptorum’s obligation to complete the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver by Aptorum at or prior to the closing of the following conditions:

●	the truth and accuracy of certain representations and warranties of DiamiR set forth in the Merger Agreement as of the date of the Merger Agreement and as of the closing (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date), in each case, subject to certain specified materiality standards;

●	the performance in all material respects of all obligations required to be performed by DiamiR, and the compliance in all material respects of all agreements and covenants required to be complied with by DiamiR, in each case, under the Merger Agreement at or prior to the closing;

●	the receipt by Aptorum of a certificate signed on behalf of DiamiR by an executive officer of DiamiR to the effect that the conditions set forth in the two immediately preceding items have been satisfied; and

●	the absence of any event, circumstance, development, occurrence, change or effect since the date of the Merger Agreement that has had, or would, individually or in the aggregate, reasonably be expected to have, a material adverse effect on DiamiR.

In addition, DiamiR’s obligation to complete the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver by DiamiR at or prior to the closing of the following conditions:

●	the truth and accuracy of certain representations and warranties of Aptorum set forth in the Merger Agreement as of the date of the Merger Agreement and as of the closing (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty will be true, complete and correct as of such specific date), in each case, subject to certain specified materiality standards;

●	the performance in all material respects of all obligations required to be performed by Aptorum, and the compliance in all material respects of all agreements and covenants required to be complied with by Aptorum under the Merger Agreement at or prior to the closing;

●	the receipt by DiamiR of a certificate signed on behalf of Aptorum by an executive officer of Aptorum to the effect that the conditions set forth in the two immediately preceding items have been satisfied; and

●	the absence of any event, circumstance, development, occurrence, change or effect since the date of the Merger Agreement that has had, or would, individually or in the aggregate, reasonably be expected to have, a material adverse effect on Aptorum.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the closing, whether before or after receipt of the requisite shareholder approvals, under the following circumstances:

●	by mutual written agreement of Aptorum and DiamiR;

●	by written notice from DiamiR or Aptorum to the other, if there shall be in effect any (i) applicable laws or (ii) governmental order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such governmental order shall have become final and non-appealable;

●	by written notice from Aptorum to DiamiR, if DiamiR has breached or failed to perform any of its representations, warranties, or covenants or other agreements, which breach or failure to perform (i) would result in the failure of any of the closing conditions to be satisfied and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by DiamiR before the 30th day following receipt of written notice from Aptorum of such breach or failure to perform, provided that Aptorum shall not have the right to terminate if it is then in material breach of any of its representations, warranties, covenants or other agreements;

●	by written notice from DiamiR, if Aptorum or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements, which breach or failure to perform (i) would result in the failure of any closing conditions to be satisfied and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the Termination Date, is not cured by Aptorum or Merger Sub before the 30th day following receipt of written notice from DiamiR of such breach or failure to perform; provided that DiamiR shall not have the right to terminate if it is then in material breach of any of its representations, warranties, covenants or other agreements;

●	by written notice from Aptorum to DiamiR, if DiamiR fails to obtain its stockholders approval;

●	by written notice from DiamiR to Aptorum, if Aptorum fails to obtain its shareholders approval upon vote taken thereon at a duly convened Special Meeting (or at a meeting of its shareholders following any adjournment or postponement thereof);

●	by written notice from Aptorum or DiamiR to the other, if the closing shall not have been consummated on or prior to the Termination Date;

For purposes of the Merger Agreement, “Termination Date” means March 31, 2026; provided that the Termination Date may be extended if expressly so agreed in writing by Aptorum and DiamiR.

In the event that, the Merger Agreement is terminated for reasons other than DiamiR’s breach or failure to perform, and that Aptorum has raised capital by issuance of its equity securities during the Interim Period (as defined in the Merger Agreement included hereto as Exhibit 2.1), Aptorum agrees to pay in cash to DiamiR, a fee in the amount equal to the higher of (i) 70% of cash that Aptorum has as of the date of Termination, and (ii) $2,000,000 (the “Termination Fee”). In the event that the Merger Agreement is terminated and that Aptorum has not raised capital by issuance of its equity securities during the Interim Period, each party agrees to bear its own expenses incurred with the Merger and the related transactions.

Management Services Agreement

At the time of the execution of the Merger Agreement, Aptorum Therapeutics, and DiamiR entered into a management services agreement pursuant to which Aptorum Therapeutics shall pay a monthly service fee and reimburse expenses to DiamiR in exchange for the officers and employees of DiamiR providing services to Aptorum Therapeutics to develop a diagnostic test for early detection and monitoring of progression of glioblastoma until the earlier of the closing of the Merger or March 31, 2026 in the following positions, subject to change as set forth in the agreement: Alidad Mireskandari, President or CEO; Gary Anthony, Comptroller or CFO; Gyanendra Kumar, V.P. of Assay Development; Kenny Ablordeppey, Director of Assay Development; Jacob Goldman, Data Scientist; and Sydney Finkelstein, Medical Director.

Intellectual Property License Agreement

At the time of the execution of the Merger Agreement, DiamiR, DiamiR LLC, the Company and Aptorum Therapeutics entered into the Licensing Agreement, pursuant to which DiamiR and DiamiR LLC shall license on a non-exclusive basis their respective intellectual properties to Aptorum Therapeutics in exchange for upfront and periodic payments and royalties until the earlier of the closing of the Merger or March 31, 2026.

Voting and Support Agreement

Ian Huen, our Chairman and CEO, who beneficially owns 87.17% of the Company’s total voting power as of the date of the Merger Agreement, signed a voting and support agreement simultaneously with the execution of the Merger Agreement, pursuant to which he agreed to vote in favor of the transactions contemplated in the Merger Agreement.

Stockholders Agreement

Upon closing of the DiamiR Merger, Aptorum and certain stockholders of DiamiR, who collectively own 84.9% of DiamiR’s outstanding shares, will sign a stockholders agreement (“Stockholders Agreement”), which will be effective so long as the stockholders of DiamiR beneficially own, in the aggregate, a number of shares of common stock of the Combined Company equal to at least 25% of the then outstanding shares of the Combined Company (such beneficial ownership, the “DiamiR Stockholders Beneficial Ownership”; such period, the “Appointment Period”). The parties agree that, during the Appointment Period, they will take all necessary actions to cause the number of directors at the Board of the Combined Company to be fixed at five (5). In addition, Kira S. Sheinerman, the co-founder and a stockholder of DiamiR, and her affiliates (“DiamiR Primary Stockholder Parties”) will have the right to appoint two (2) designees (each designee, the “Primary Stockholder Designee”, collectively, the “Primary Stockholder Designees”) for nomination and election to the Board of Combined Company, and at least one (1) designee shall satisfy the independence requirements of Rule 5605(c)(2)(A) of the Nasdaq listing rules, provided that the DiamiR Stockholders Beneficial Ownership is not less than 36%, and the DiamiR Primary Stockholder Parties will have the right to appoint one (1) director nominee to the Board of Combined Company, provided that the DiamiR Stockholders Beneficial Ownership is no less than 25%.

For the election of directors of the Combined Company: (1) each stockholder of DiamiR, who is a party to the Stockholders Agreement, will agree to vote all of its shares of the Combined Company in favor of each Primary Stockholder Designee; (2) with respect to the election of nominees who are not Primary Stockholder Designees, (a) until Aptorum’s 2027 annual stockholders meeting (the “2027 Meeting”), each stockholder of DiamiR will agree to vote all of its shares of the Combined Company in accordance with the recommendations of the nominating and governance committee of the Board of the Combined Company; and (b) beginning at the 2027 Meeting and at each annual meeting thereafter: (i) each stockholder of DiamiR, who is a party to the Stockholders Agreement, may vote, in its sole discretion, all of its shares of the Combined Company in favor of one additional nominee who is not an Primary Stockholder Designee; provided that if the number of directors constituting the Board of the Combined Company is increased above five (5), then the number of additional nominees (i) shall automatically increase by such number of additional directors (each such additional nominee or nominees, as applicable, an “Primary Stockholder Nominee”); and (ii) with respect to any uncontested election of a nominee who is not a Primary Stockholder Designee or a Primary Stockholder Nominee, each Stockholder shall vote its shares of the Combined Company in the same manner as, and in the same proportion to, all shares voted by stockholders of the Combined Company, excluding the votes or actions of the stockholders of DiamiR with respect to its shares of the Combined Company. For all other proposals or resolutions to be voted on by the stockholders of the Combined Company, each stockholder of DiamiR, who is a party to the Stockholders Agreement, may vote all of its shares of the Combined Company in its sole discretion.

In addition, DiamiR will appoint Alidad Mireskandari as a non-voting observer (the “Observer”) to the Board of Combined Company upon closing of the DiamiR Merger until the earliest of (i) two (2) years from the date thereof, (ii) the Observer’s death, disability, retirement or resignation or (iii) such time as may be determined by a majority of the directors of Combined Company who are Primary Stockholder Designees.

Furthermore, so long as the DiamiR Stockholder Beneficial Ownership is no less than 25%, the Combined Company should obtain prior written approval from the DiamiR Primary Stockholder Parties for certain significant corporate actions, including but not limited to (i) voluntary dissolution, winding up or bankruptcy of the Combined Company or any significant subsidiary of it; (ii) issuance of common stock or securities convertible into the shares of common stock representing more than 10% of the outstanding shares of the Combined Company in a six-month period; (iii) any amendment to the governing documents of the Combined Company that will adversely affect the Primary Stockholder Designee, or the Combined Company’s ability to fulfill its obligations under the Stockholders Agreement; (iv) any acquisition, sale of assets, merger, amalgamation nor consolidation transactions; and (v) replacement of the CEO or CFO of the Combined Company.

If, at any time that the DiamiR Stockholder Beneficial Ownership is less than 25%, the Primary Stockholder Parties shall no longer have any right to designate any nominee for election to the Board of the Combined Company, or have the right to veto on the significant corporate actions as set forth in the Stockholders Agreement.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, Aptorum’s and DiamiR’s expectations with respect to future performance of the Combined Company, ability to recognize the anticipated benefits of the merger; costs related to the Proposed Transactions; the satisfaction of the closing conditions to the Proposed Transactions; the timing of the completion of the Proposed Transactions; global economic conditions; geopolitical events and regulatory changes; and other risks and uncertainties indicated from time to time in the Company’s filings with the SEC. The foregoing list of factors is not exclusive. Additional information concerning these, and other risk factors is contained in Aptorum’s most recent filings with the SEC and will be contained in the Form S-4 and other filings to be filed as result of the transactions described above. All subsequent written and oral forward-looking statements concerning Aptorum, Merger Sub or DiamiR or the transactions described herein or other matters and attributable to Aptorum, Merger Sub or DiamiR, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Aptorum, Merger Sub nor DiamiR undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Non-Solicitation

This report is not a notice of shareholders meeting or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Aptorum or DiamiR, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Transactions and Where to Find It

In connection with the Proposed Transactions, Aptorum will file a proxy statement/prospectus on Form S-4 with the SEC and will mail notices of shareholders meeting and other relevant documents to its shareholders. Investors and security holders of Aptorum are advised to read, when available, the Form S-4, and amendments thereto, the notice to shareholders, and amendments thereto, in connection with Aptorum’s solicitation of proxies for its shareholder’ meeting to be held to approve the transactions described herein because the notice to shareholders will contain important information about the transactions and the parties to the transactions. The notices to shareholders will be mailed to Aptorum’s shareholders as of a record date to be established for voting on the proposed transactions. Shareholders will also be able to obtain copies of the notice, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: 17 Hanover Square, London W1S 1BN, United Kingdom, attention: Ian Huen.

A registration statement relating to these securities will be filed with the SEC and has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This Form 6-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of Aptorum’s proxy statement/prospectus on Form S-4, once available, can be viewed on the SEC’s website.

Corporate Information

Our principal executive offices are located at 17 Hanover Square, London W1S 1BN, United Kingdom, Attn: Ian Huen telephone: +44 20 80929299. Our website address is www.aptorumgroup.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

ABOUT THE SECONDARY OFFERING

The secondary offering of this prospectus relates to the offer and resale by the Selling Shareholders of an aggregate of 54,054 Class A Ordinary Shares, all of which are issuable upon the exercise of 54,054 Selling Shareholder Warrants. All of the Class A Ordinary Shares underlying the Resale Warrants, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell the Class A Ordinary Shares from time to time at prevailing market prices or at privately negotiated prices.

Class A Ordinary Shares underlying Resale Warrants offered by the Selling Shareholders	54,054 Class A Ordinary Shares underlying the Selling Shareholder Warrants

Class A Ordinary Shares outstanding as of January 14, 2026	6,346,823 (1)

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Ordinary Shares underlying the Selling Shareholder Warrants.

Risk Factors	An investment in the Class A Ordinary Shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 13 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations

(1)	The number of shares of our Class A Ordinary Shares outstanding prior to and that will be outstanding after this offering excludes all Warrants outstanding or issuable in connection with this offering.

RISK FACTORS

 Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F filed on April 30, 2025, as supplemented or amended and as may be updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision, as well as the Risk Factors included in the proxy statement/prospectus on Form S-4 that was filed as an exhibit to the Current Report on Form 6-K that was filed on October 8, 2025, and is incorporated herein by reference. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, we want to disclose the additional risk factors noted below.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares on the Nasdaq or other stock markets, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

 The market price of our Class A Ordinary Shares could decline as a result of sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. An aggregate of 6,346,823 Class A Ordinary Shares are outstanding as of the date of this prospectus. We are including 54,054 resale shares in this prospectus. All of the Class A Ordinary Shares sold in our initial public offering are freely transferable without restriction or further registration under the Securities Act. The remaining Class A Ordinary Shares will be “restricted securities” as defined in Rule 144. These Class A Ordinary Shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Resales of our Class A Ordinary Shares in the public market by the Selling Shareholders may cause the market price of our Class A Ordinary Shares to decline.

Sales of Resale Shares could result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A Ordinary Shares.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

We will not receive any proceeds from the sale of the Class A Ordinary Shares represented by the selling shareholders.

Since the exercise price of the Selling Shareholder Warrants is $0.00, there will not be any proceeds from the cash exercise of such warrants.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

The following description of our Ordinary Shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A Ordinary Shares that we may offer under this prospectus, as well as the material terms and provisions of our Class B Ordinary Shares although we are not offering any such shares under this prospectus. While the terms we have summarized below will apply generally to any future Class A Ordinary Shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Ordinary Shares, please refer to our Third Amended and Restated Memorandum and Articles of Association (“the Memorandum and Articles of Association”), which is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by Cayman Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

 As of the date hereof, the authorized share capital of the Company is US$100,000,000, consisting of 9,999,996,000,000 Class A Ordinary Shares with a nominal or par value of US$0.00001 each and 4,000,000 Class B Ordinary Shares with a nominal or par value of US$0.00001 each. As of the date hereof, 6,346,823 Class A Ordinary Shares and 1,796,934 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid.

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to one vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of Memorandum and Articles, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to one hundred (100) votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the Memorandum and Articles, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder on a one to one basis.

Dividends

The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our Memorandum and Articles.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to one hundred (100) votes, and each Class A Ordinary Share is entitled to one vote, voting together as one class. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded by the chairman or persons holding certain amounts of shares as set forth in the Memorandum and Articles. Actions that may be taken at a general meeting also may be taken by a unanimous resolution of the shareholders in writing.

No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; two members present in person or by proxy, one of whom shall be the holder of the majority of the shares in the Company, shall be a quorum provided always that if the Company has one member of record the quorum shall be that one member present in person or by proxy. An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes cast, while a special resolution requires the affirmative vote of at least two-thirds of votes cast at a general meeting. A special resolution will be required for important matters.

A special resolution of members is required to change the name of the Company, approve a merger, wind up the Company, amend the Memorandum and Articles and reduce the share capital.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his, its or her Class A Ordinary Shares or Class B Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Board of Directors or in a form prescribed by the stock exchange on which our shares are then listed.

Our Board of Directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares whether or not it is fully paid up to the total consideration paid for such shares. Our directors may also decline to register any transfer of any Class A Ordinary Shares or Class B Ordinary Shares if (a) the instrument of transfer is not accompanied by the certificate covering the shares to which it relates or any other evidence as our Board of Directors may reasonably require to prove the title of the transferor to, or his/her right to transfer the shares; or (b) the instrument of transfer is in respect of more than one class of shares.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Winding-Up/Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), a liquidator may be appointed to determine how to distribute the assets among the holders of the Class A Ordinary Shares and Class B Ordinary Shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately; a similar basis will be employed if the assets are more than sufficient to repay the whole of the capital at the commencement of the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Class A Ordinary Shares or Class B Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, be varied with the resolution of a simple majority of the issued shares of that class or a resolution passed at a general meeting of the holders of the shares of that class present in person or by proxy or with the consent in writing of the holders of a simple majority of the issued shares of that class.

Inspection of Books and Records

Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members not being Directors and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Companies Act or authorized by the Directors or by the Company in a general meeting. However, the Directors shall from time to time cause to be prepared and to be laid before the Company in a general meeting, profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by Companies Act. (See “Where You Can Find More Information”)

Issuance of Additional Shares

Our Memorandum and Articles authorize our Board of Directors to issue additional Class A Ordinary Shares or Class B Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Issuance of additional shares may dilute the voting power of holders of Class A Ordinary Shares and Class B Ordinary Shares. However, our Memorandum of Association provides for authorized share capital comprising Class A Ordinary Shares and Class B Ordinary Shares and to the extent the rights attached to any class may be varied, the Company must comply with the provisions in the Memorandum and Articles relating to variations to rights of shares.

Preferred Shares

As all the current authorized share capital is designated as Class A Ordinary Share or Class B Ordinary Share only, shareholders’ resolution will be needed to amend the authorized share capital if the Company decides to issue preferred shares. After such resolution and amendment, the Board is empowered to designate and issue from time to time one or more classes or series of preferred shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s ordinary shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our Board of Directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. However, our Memorandum and Articles provide that we shall hold a general meeting in each year as our annual general meeting other than the year in which the Memorandum and Articles were adopted at such time and place as determined by the directors. The directors may, whenever they think fit, convene an extraordinary general meeting.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our Board of Directors. Our Board of Directors shall give not less than seven days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles allow our shareholders holding shares representing in aggregate not less than ten percent of our paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; otherwise, our Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside of the Cayman Islands;

●	is exempted from certain requirements of the Companies Act, including the filing an annual return of its shareholders with the Registrar of Companies or the Immigration Board;

●	does not have to make its register of members open for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value (subject to the provisions of the Companies Act);

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance); and

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there are 3,482,715 outstanding warrants to purchase Class A Ordinary Shares.

Description of Selling Shareholders Warrants

The initial exercise price of the Selling Shareholder Warrants was $7.40 per share. However, on August 27, 2020, the Company entered into certain warrant exchange agreements (the “Purchaser Exchange Agreements”) with two of the non-affiliated warrant holders to purchase Class A Ordinary Shares of the Company (the “Purchaser Warrant Exchange”). Since not all of the purchasers of the Warrant Offering participated in the Purchaser Warrant Exchange, the exercise prices of their respective warrants, including the Selling Shareholder Warrants was reduced to a nominal amount pursuant to the anti-dilution provisions in such warrants.

The Selling Shareholder Warrants may be exercised for cash or, if there is no effective registration statement covering the resale of the Ordinary Shares issuable upon exercise of the Selling Shareholder Warrants, by cashless exercise.

A holder may not exercise any of the Selling Shareholder Warrants, and the Company may not issue Ordinary Shares upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 4.99%, of the outstanding Ordinary Shares. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company. Such increase or decrease in each holder’s cap will apply only to that holder and its “attribution parties,” and not to any other holder than is not an “attribution party” of such holder.

The Selling Shareholder Warrants will prohibit the Company from entering into transactions constituting a Fundamental Transaction (as defined in the Selling Shareholder Warrants) unless the successor entity assumes all of the Company’s obligations under the Selling Shareholder Warrants and the other transaction documents in a written agreement approved by the Required Holders (as defined in the Selling Shareholder Warrants). The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control. Further, in connection with a Change of Control (as defined in the Warrants), upon request of a holder of a Selling Shareholder Warrant, the Company or the Successor Entity (as defined in the Warrants), as the case may be, shall exchange a Selling Shareholder Warrant for consideration equal to the Black Scholes Value (as defined in the Selling Shareholder Warrants) of such portion of such Selling Shareholder Warrant subject to exchange in cash. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Class A Ordinary Shares or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue notes under senior or subordinated indentures or, separately, without the use of an indenture. If we issue senior or subordinated notes without the use of an indenture, we will issue such senior or subordinated notes directly to the purchasers of such senior or subordinated notes.

If we issue senior notes under a senior indenture, we will enter into such subordinated indenture with the trustee to be named in such senior indenture. If we issue subordinated notes under a subordinated indenture, we will enter into such subordinated indenture with the trustee to be named in such subordinated indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of such notes and indentures, if any, that describes the terms of the particular note we may offer under this prospectus, and any supplement agreements, before the issuance of the related note. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with shareholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A Ordinary Shares, preferred shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

●	through agents;

●	to or through underwriters;

●	through brokers or dealers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly by us to purchasers, including through a specific bidding, auction or other process; or

●	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us regarding any securities that may be sold pursuant to this prospectus or prospectus supplement. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than Class A Ordinary Shares will be a new issue and, other than our Class A Ordinary Shares, which are listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our Class A Ordinary Shares, preferred shares and warrants, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

SELLING SHAREHOLDERS

We are registering for resale our Class A Ordinary Shares underlying the Selling Shareholder Warrants identified below. The shares underlying the Selling Shareholder Warrants were included in the Warrant Supplement. We are registering the shares to permit the Selling Shareholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Shareholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date hereof, there are 54,054 Selling Shareholder Warrants outstanding, which can be exercised for up to 54,054 Class A Ordinary Shares.

The following table sets forth:

●	the name of the Selling Shareholders;

●	the number of our Class A Ordinary Shares and Class B Ordinary Shares that the Selling Shareholder beneficially owned prior to the Offering for resale of the shares under this prospectus;

●	the maximum number of our Class A Ordinary Shares that may be offered for resale for the account of the Selling Shareholder under this prospectus; and

●

the number and percentage of our Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by the Selling Shareholder after the Offering of the shares (assuming all of the offered shares are sold by the Selling Shareholder), is based on 6,346,823 Class A Ordinary Shares and 1,796,934 Class B Ordinary Shares outstanding as of the date hereof; these figures do not include the Class A Ordinary Shares underlying other outstanding warrants and assumes the Class B Ordinary Shares are converted.

The Selling Shareholder is not a broker dealer or an affiliate of a broker dealer and does not have any agreement or understanding to distribute any of the shares being registered herein.

The Selling Shareholder may offer for sale all or part of the shares from time to time. The table below assumes that the Selling Shareholder will sell all of the shares offered for resale. A Selling Shareholder is under no obligation, however, to sell any shares pursuant to this prospectus.

Name of Selling Shareholder	Class A Ordinary Shares and Class B Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Class A Ordinary Shares to be Sold(2)	Number of Class A Ordinary Shares and Class B Ordinary Shares Owned After Offering(3)	Voting Percentage Ownership After Offering(4)
Jurchen Investment Corporation(5)	2,030,509	54,054	1,976,455	87.05%

(1)	For the purpose of this selling shareholder table only, the Offering refers to the resale of the Class A Ordinary Shares by each Selling Shareholder listed above. Unless otherwise noted, the Selling Shareholder became one of our shareholders pursuant to the private offering that we conducted through the prospectus supplement dated February 25, 2020 (the “Warrant Supplement”) to the registration statement on Form F-3 (File No. 333-235819) utilizing a shelf registration process that was declared effective on January 15, 2020. The exercise price of the Selling Shareholder Warrants are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the price at which we sold the Notes. (See “Description of our Securities”).

(2)	This number represents all of the Resale Shares underlying the Selling Shareholder Warrants, all of which we agreed to register.

(3)	Since we do not have the ability to control how many, if any, of the shares the Selling Shareholder will sell, we have assumed that the Selling Shareholder will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and its percentage of ownership following the Offering.

(4)	All percentages have been rounded up to the nearest one hundredth of one percent.

(5)

Includes 507,967 Class A Ordinary Shares owned by Jurchen, warrants held by Jurchen to purchase 54,054 Class A Ordinary Shares, and 1,606,147 Class B Ordinary Shares owned by Jurchen. Jurchen Investment Corporation, is a company wholly-owned by Mr. Huen. Mr. Huen maintains sole voting control over the shares held by Jurchen, the principal office address of which is at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong.

Material Relationships with Selling Shareholder

We have had the following material relationships with the Selling Shareholder in the last three (3) years:

Jurchen Investment Corporation, the largest shareholder of Aptorum Group, which is wholly owned by Mr. Ian Huen, a current non-executive director and the Company’s former Chief Executive Officer and Chairman of the Board, (the “Affiliated Investor”) is the selling shareholder. The Selling Shareholder Warrants included herein were offered on the same terms as the offer to the unaffiliated investors of the same offering.

SELLING SHAREHOLDER PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Resale Shares at prevailing market prices or privately negotiated prices.

The Selling Shareholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this registration statement is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such Resale Shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell Resale Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

In connection with the sale of the Resale Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell the Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholder may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 will be filed amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus and the pledgees or secured parties may offer and sell Resale Shares from time to time under the supplement or amendment to this prospectus.

The Selling Shareholder also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Resale Shares will be paid by the Selling Shareholder and/or the purchasers. Each Selling Shareholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Shareholder’s business and, at the time of its purchase of such securities such Selling Shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Shareholder that it may not use shares registered on this registration statement to cover short sales of Resale Shares made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Shareholder uses this prospectus for any sale of the Resale Shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Shareholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Shareholders in connection with resales of their respective Resale Shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the Resale Shares, but the Company will not receive any proceeds from the sale of the Resale Shares. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li to the extent governed by the laws of the State of New York, and by Campbells to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated balance sheets of Aptorum Group Limited as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2024, and the related notes, included herein have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) appearing in Aptorum’s annual report on Form 20-F for the years then ended, included herein, given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of DiamiR Biosciences Corp. as of May 31, 2025, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended May 31, 2025, which are incorporated herein by reference herein, have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, which contains an explanatory paragraph relating to substantial doubt about the ability of DiamiR Biosciences Corp. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheet of DiamiR Biosciences Corp. as of May 31, 2024, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended May 31, 2024, which are incorporated herein by reference herein, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, which contains an explanatory paragraph relating to substantial doubt about the ability of DiamiR Biosciences Corp. to continue as a going concern as described in Note 2 to the financial statements, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended December 31, 2024 and 2023, are included in our Annual Report on Form 20-F, which is incorporated by reference into this prospectus. The interim financial statements for the six months ended June 30, 2025 are included in our Current Report on Form 6-K filed on October 3, 2025, which is incorporated by reference into this prospectus.

DiamiR’s financial statements for the year ended May 31, 2025 and 2024, are included in the proxy statement/prospectus on Form S-4, which is an exhibit to the Current Report on Form 6-K filed on October 8, 2025, which is incorporated by reference into this prospectus.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2024.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	the Company’s Current Reports on Form 6-K and Form 6-K/A, filed with the SEC on July 22, 2025; September 10, 2025; October 3, 2025; October 8, 2025; October 15, 2025; October 16, 2025; and December 5, 2025;

●	the description of our Class A Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on December 14, 2018, including any amendments and reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such Forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Aptorum Group Limited

17 Hanover Square

London W1S 1BN, United Kingdom

Attn: Marianna Wong, General Manager

+44 20 80929299

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://arqit.uk), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

We maintain a corporate website at www.aptorumgroup.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

APTORUM GROUP LIMITED

$75,000,000

Class A Ordinary Shares,

Preferred Shares,

Warrants,

Units and

Debt Securities

54,054 Class A Ordinary Shares

Offered by Selling Shareholders

PROSPECTUS

January [    ], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except the U.S. Securities and Exchange Commission registration fee.

U.S. Securities and Exchange Commission registration fee		$0
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Miscellaneous Expenses	$	*
Total Expenses		*

*	To be provided by a prospectus supplement or as an exhibit to a current report on Form 8-K that is incorporated by reference into this prospectus. Estimated solely for this item. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles require us to indemnify our officers and directors for actions, proceedings, claims, losses, damages, costs, liabilities and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Third Amended and Restated Memorandum and Articles of Association of Aptorum Group Limited, as amended(11)
4.1	Specimen Ordinary Share Certificate*
4.2	Form of Preferred Share Certificate**
4.3	Form of Warrant**
4.4	Form of Warrant Agreement**
4.5	Form of Unit Agreement**
4.6	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.(##)
4.7	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any.(##)
4.8	Form of debt securities, if any.**
4.9	Form of Selling Shareholder Warrant++
4.10	Form of Warrant(6)
4.11	Form of Placement Agent Warrant(6)
4.12	Form of Restricted Warrant(1)
4.13	Form of Placement Agent Warrant dated as of October 14, 2025(12)
5.1	Opinion of Campbells(##)
10.1	Placement Agency Agreement, dated February 25, 2020, between the Company and Alliance Global Partners++
10.2	Form of Securities Purchase Agreement++
10.3	Form of Purchaser Warrant Exchange Agreement+++
10.4	Form of Lock-Up Agreement+++
10.5	Employment Agreement between the Company and Justin Wu (Independent Non-Executive Director), dated September 18, 2017***
10.6	Employment Agreement between the Company and Douglas Arner (Independent Non-Executive Director), dated February 13, 2018***
10.7	2017 Share Option Plan, as amended(15a)
10.8	Service Agreement Between Covar Pharmaceuticals Incorporated and Videns Incorporation Limited***
10.9	Exclusive Patent License Agreement for ALS-4 dated October 18, 2017(3a)

10.10	First Amendment to Exclusive License Agreement for ALS-4 dated June 7, 2018***
10.11	Third Amendment to Exclusive License Agreement for ALS-4 dated July 10, 2019(6a)
10.12	Exclusive License Agreement for ALS-4 dated January 11, 2019(4a)
10.13	Master Collaboration Agreement by and between the Company, A*ccelerate Technologies Pte. Ltd, and AENEAS CAPITAL LIMITED dated April 24, 2019(+)
10.14	Bond Repurchase Agreement dated April 24, 2019(+)
10.15	Form of Line of Credit Agreement(+++++++)
10.16	Form of Promissory Note(+++++++)
10.17	Form of Securities Purchase Agreement(8a)
10.18	Form of Warrant(8a)
10.19	At The Market Offering Agreement, dated March 26, 2021 between the Company and H.C. Wainwright & Co., LLC(10a)
10.20	Share Subscription and Shareholders Agreement dated as of September 25, 2020(11a,12a)
10.21	Private Placement Shares Purchase Agreement with Jurchen Investment Corporation(14a)
10.22	Form of Securities Purchase Agreement (18a)
10.23	Non-binding Letter of Intent(20a)
10.24	Securities Purchase Agreement and Form of convertible note dated September 11, 2023 (22a)
10.25	Securities Purchase Agreement dated June 28, 2023 (23a)
10.26	Securities Purchase Agreement dated January 2, 2025 (24a)
10.27	Merger Agreement between the Company and DiamiR Biosciences Corp.(25a)
10.28	Management Services Agreement(25a)
10.29	Voting and Support Agreement(25a)
10.30	Stockholders Agreement(25a)
10.31	Intellectual Property License Agreement(25a)
10.32	Form of Purchase Agreement dated as of October 10, 2025(1)
10.33	Form of Lock-Up Agreement dated as of October 10, 2025(1)
23.1	Consent of Marcum Asia CPAs LLP(##)
23.2	Consent of Campbells (included in Exhibit 5.1)
23.3	List of Subsidiaries(11)
23.4	Consent of CBIZ CPAs P.C. (##)
23.5	Consent of Marcum LLP(##)
25.1	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939 under the Senior Indenture+
25.2	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939 under the Subordinated Indenture+
99.1	Code of Business Ethics*
101.INS	XBRL Instance Document****
101.SCH	XBRL Taxonomy Extension Schema Document****
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document****
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document****
101.LAB	XBRL Taxonomy Extension Label Linkbase Document****
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document****
107	Filing Fees(##)

*******	Certain information has been excluded from this exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed; this exhibit is incorporated by reference to our Registration Statement filed on Form F-1 filed on September 27, 2019.
******	Incorporated by reference to our Annual Report Filed on Form 20-F on April 15, 2019. Portions of the exhibit have been omitted in reliance on the confidential treatment provisions available pursuant to revised paragraph 4(a) of Instructions as to Exhibits of Form 20-F.

*****	Incorporated by reference to our Annual Report on Form 20-F filed on April 29, 2020. Certain information from this exhibit has been excluded from this exhibit because it both (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.
****	Incorporated by Reference to our Annual Report Filed on Form 20-F on April 29, 2022
***	Incorporated by reference to our Registration Statement Filed on Form F-1 on September 5, 2018.
**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.
*	Incorporated by reference to our Registration Statement Filed on Form F-1 on September 5, 2018.

+	To be filed separately pursuant to Rule 305(b)(2) of the Trust Indenture Act.
++	Incorporated by reference to the Current Report on Form 6-K filed on February 26, 2020.
+++	Incorporated by reference to the Current Report on Form 6-K filed on August 27, 2020.
++++	Incorporated by reference to our Current Report on Form 6-K filed on April 24, 2019.
+++++	Incorporated by reference to our Current Report on Form 6-K filed on April 1, 2019.
++++++	Incorporated by reference to our Registration Statement Filed on Form F-1 on November 15, 2018.
+++++++	Incorporated by reference to our Current Report on Form 6-K filed on August 14, 2019.
++++++++	Incorporated by reference to our Registration Statement Filed on Form F-1 on July 2, 2019.

##	Filed herewith.
#	Portions of the exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the agreement with the omitted portions has been separately filed with the Securities and Exchange Commission.

(1)	Incorporated by reference to our Current Report on Form 6-K filed on October 16, 2025.
(2)	Incorporated by reference to our Current Report on Form 6-K filed on January 25, 2021; portions of the exhibit were omitted because they (i) are not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.
(3)	Incorporated by reference to our Annual Report on Form 20-F filed on April 19, 2021.
(4)	Incorporated by reference to our Current Report on Form 6-K filed on November 17, 2021.
(5)	Incorporated by reference to our Current Report on Form 6-K filed on March 26, 2021.
(6)	Incorporated by reference to our Current Report on Form 6-K filed on October 2, 2020.
(7)	Reserved.
(8)	Reserved.
(9)	Reserved.
(10)	Incorporated by reference to our Current Report on Form 6-K filed on February 26, 2020.
(11)	Incorporated by reference to our Annual Report on Form 20-F filed on April 28, 2023.
(12)	Incorporated by reference to our Registration Statement Filed on Form F-1 on November 17, 2025.

(1a)	Reserved.
(2a)	Reserved.
(3a)	Incorporated by reference to our Registration Statement Filed on Form F-1 on September 5, 2018; portions of the exhibit were previously omitted in reliance on the confidential treatment provisions available pursuant to revised paragraph 4(a) of Instructions as to Exhibits of Form 20-F.
(4a)	Incorporated by reference to our Annual Report on Form 20-F filed on April 15, 2019; portions of the exhibit were previously omitted in reliance on the confidential treatment provisions available pursuant to revised paragraph 4(a) of Instructions as to Exhibits of Form 20-F.
(5a)	Incorporated by reference to our Annual Report on Form 20-F filed on April 15, 2019
(6a)	Reserved.
(7a)	Reserved.
(8a)	Incorporated by reference to our Current Report on Form 6-K filed on February 26, 2020
(9a)	Incorporated by reference to our Current Report on Form 6-K filed on October 2, 2020
(10a)	Incorporated by reference to our Current Report on Form 6-K filed on March 26, 2021
(11a)	Certain information from this exhibit has been excluded from this exhibit because it both (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(12a)	Incorporated by reference to our Annual Report on Form 20-F filed on April 19, 2021
(13a)	Incorporated by reference to our Current Report on Form 6-K filed on November 17, 2021
(14a)	Incorporated by reference to our Current Report on Form 6-K filed on May 26, 2021
(15a)	Incorporated by reference to our Current Report on Form 6-K filed on November 17, 2021
(16a)	Reserved.
(17a)	Reserved.
(18a)	Incorporated by reference to our Current Report on Form 6-K filed on December 9, 2022.
(19a)	Incorporated by reference to our Annual Report on Form 20-F/A filed on January 17, 2023.
(20a)	Incorporated by reference to our Current Report on Form 6-K filed on March 27, 2023.
(21a)	Reserved.
(22a)	Incorporated by reference to our Current Report on Form 6-K filed on September 11, 2023.
(23a)	Incorporated by reference to our Current Report on Form 6-K filed on June 30, 2023.
(24a)	Incorporated by reference to our Current Report on Form 6-K filed on January 7, 2025.
(25a)	Incorporated by reference to our Current Report on Form 6-K filed on July 22, 2025.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 16, 2026.

APTORUM GROUP LIMITED

By:	/s/ Ian Huen
	Name:	Ian Huen
	Title:	Chief Executive Officer, and Executive Director (Principal Executive Officer)
APTORUM GROUP LIMITED

By:	/s/ Wong Kwok Kuen
	Name:	Wong Kwok Kuen
	Title:	Head of Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ian Huen	Chief Executive Officer	January 16, 2026
Ian Huen	(principal executive director) and Executive Director

/s/ Douglas Arner	Director	January 16, 2026
Douglas Arner

/s/ Charles Bathurst	Director	January 16, 2026
Charles Bathurst

/s/ Justin Wu	Director	January 16, 2026
Justin Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 in the City of New York, State of New York, on January 16, 2026.

Name:	Louis Taubman
Title:	Authorized Representative in the United States